EXHIBIT F-6

                        November 6, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     Referring to the Application-Declaration on Form U-1, as amended (File No. 70-9753) (hereinafter referred to as the "Application-Declaration"), filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended, (the "Act") by System Energy Resources, Inc., Entergy Corporation, Entergy Mississippi, Inc. (hereinafter being referred to as the "Company") and the other companies named therein, contemplating, among other things, the participation by the Company in one or more Assignments of Availability Agreement, Consents and Agreements, as referred to and described in the Application-Declaration, we advise as follows:

     1. All action necessary to make valid the participation by the Company in the proposed transaction shall have been taken when:

          a. the Application-Declaration shall have been granted and permitted to become effective in accordance with the applicable provisions of the Act and

          b.   the proposed Assignments of Availability
               Agreement, Consents and Agreements shall have been duly authorized, executed and delivered by each of the proposed parties thereto.

     2. When the foregoing steps shall have been taken and in the event the proposed transactions are otherwise consummated in accordance with the Application-Declaration and the related order or orders of the
          Commission:

          a. all state laws which relate or are applicable to the participation by the Company in the proposed transactions will have been compiled with and

          a. the consummation of the proposed transactions by the Company will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.


     We hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                                   Very truly yours,

                                   Wise Carter Child & Caraway
                                   Professional Association


                                   By:  /s/ Betty Toon Collins